EXHIBIT 99.(a)(3)

CHANGE OF ELECTION FORM

     THIS FORM MAY BE USED ONLY IF YOU WISH TO CHANGE YOUR PREVIOUSLY SUBMITTED ELECTION IN CONNECTION WITH THE OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK OF JACUZZI BRANDS, INC., DATED FEBRUARY 18, 2004.

     Please read this Change of Election Form carefully. If you choose to change or withdraw your previously submitted election to exchange your eligible options for a lesser number of shares of restricted stock upon the terms and subject to the conditions set forth in the Offer to Exchange of Jacuzzi Brands, Inc., dated February 18, 2004 (the “Offer to Exchange”), we must RECEIVE this properly completed form by 5:00 p.m., Eastern Standard Time, on March 17, 2004, or such later time and date to which we may have extended the offer (the “Expiration Date”). You should deliver your properly completed Change of Election Form to:

Jacuzzi Brands, Inc.
777 S. Flagler Drive
Suite 1100 West
West Palm Beach, Florida 33401
Fax: (561) 514-3876
Attn: Eve Arnett

NEW ELECTION

I HEREBY ELECT ONE OF THE FOLLOWING CHOICES (CHECK ONE, AND ONLY ONE, BOX BELOW):

[ ]	A	Exchange all of my eligible options for a lesser number of shares of restricted stock upon the terms and conditions set forth in the Offer to Exchange.

[ ]	B	Exchange none of my eligible options.

Please print your name as it appears on the Election Form you received:

OPTIONEE NAME:

PLEASE MARK, SIGN, DATE AND RETURN THIS CHANGE OF ELECTION FORM PROMPTLY TO THE ADDRESS SET FORTH ABOVE. By delivering this properly completed Change of Election Form, the undersigned hereby accepts the terms and conditions of the Offer to Exchange. The undersigned acknowledges and agrees that the election set forth herein supersedes any previously submitted election by the undersigned. By delivering this Change of Election Form, the undersigned acknowledges that the undersigned has reviewed the representations and acknowledgments of the undersigned set forth on the Election Form under the heading “Representations and Acknowledgments of Employee,” and hereby certifies to Jacuzzi Brands, Inc. that such representations and acknowledgments are true and correct with respect to the undersigned.

Signature:	Date:

NOTE: PLEASE SIGN YOUR NAME AS IT APPEARS ON THE ELECTION FORM. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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